HEI Exhibit 10.14(b)

CONSENT TO CHANGE OF OWNERSHIP/CONTROL OF CARRIER

THIS CONSENT (“Consent”) is made this 1st day of July, 2011, by and between K-Sea Operating Partnership, L.P., hereinafter called “Carrier”, and Maui Electric Company, Ltd., hereinafter called “Shipper.”

Carrier was previously assigned the rights and obligations of Hawaiian Interisland Towing, Inc. (“Hawaiian Interisland”) under Hawaiian Interisland’s Contract of Private Carriage with Maui Electric Company, Ltd. (hereinafter, “MECO”) dated December 4, 2000 (hereinafter, the “Contract”).  Such previous assignment was made to Carrier by Smith Maritime, which in turn had been assigned and assumed Hawaiian Interisland’s rights and obligations under the Contract.

Carrier now seeks the consent of Shipper under clause 15 of the Contract to a change of ownership and control of Carrier pursuant to an Agreement of Merger between Carrier and Kirby Corporation effective July 1, 2011 (Merger”), and Shipper desires to accept such change.

NOW, THEREFORE, for good and valuable consideration, Shipper hereby accepts such change in ownership and control of the Carrier, all other terms and conditions of the Contract to remain unchanged.  Effective upon the date of the Merger, Carrier promises MECO that it shall continue to perform and be responsible for the Carrier’s obligations thereunder, past, present and future, subject to the terms and conditions of the Contract. In consideration of that assumption and promise to perform, MECO consents to, the change of ownership as provided herein.

This Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and legatees.

This Consent shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Hawaii.

The parties agree that this Consent may be executed in counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument binding all parties notwithstanding that all of the parties are not signatories to the same counterparts. For all purposes, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document. This Consent may also be executed by exchange of executed copies via facsimile or other electronic means, such as PDF, in which case, but not as a condition to the validity of the Consent, each party shall subsequently send the other party by mail the original executed copy. A party’s signature transmitted by facsimile or similar electronic means shall be considered an “original” signature for purposes of this Consent.

IN WITNESS WHEREOF, the parties have executed and delivered this Consent, and MECO consents thereto, as of the day and year first above written.

K-Sea Operating Partnership, L.P.

By	/s/ Richard P. Falcenelli
Its Executive VP/Secretary

Kirby Corporation

By	/s/ Amy Husted
Its Vice President - Legal

Consent Given:

MAUI ELECTRIC COMPANY, LTD.

By	/s/ Lyle J. Matsunaga
Its Assistant Treasurer